                                                                     Exhibit 14



 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 7 to the Registration Statement (Form N-6 No. 333-141778) pertaining to Lincoln Life & Annuity Flexible Premium Variable Life Account Y, and to the use therein of our reports dated (a) April 1, 2011, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) April 19, 2011, with respect to the financial statements of Lincoln Life & Annuity Flexible Premium Variable Life Account Y.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 19, 2011